Exhibit 3.1

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that THE MEDICAL EXCHANGE INC. did on January 23, 2004 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on January 26, 2004.

DEAN HELLER Secretary of State

Certification Clerk

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	Above space is for office use only
1.	Name of
	Corporation:	THE MEDICAL EXCHANGE INC.

2.	Resident Agent	The Corporation Trust Company of Nevada
	Name and Street	Name
Address:
	(must be a Nevada address	6100 Neil Road, Suite 500,	Reno,		NEVADA	89511
	where process may be	Street Address	City			Zip Code
served)

		Optional Mailing Address	City		State	Zip Code

3.	Shares:
(number of shares
	Corporation	Number of shares				Number of shares
	Authorized to issue)	With par value:	25,000,000	Par value:	$ 0.001	wthout par value:	NONE

4.	Names &	1. T.L. SMITH
	Addresses,	Name
of Board of
	Directors/Trustees:	520 PIKE STREET, SUITE 2610,	SEATTLE,		WA	98101
	(attach additional page if	Street Address	City		State	Zip Code
there is more than 3
	directors/trustees)	2.
Name

		Street Address	City		State	Zip Code

3.
Name

		Street Address	City		State	Zip Code

5.	Purposes:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	T.L. SMITH		/s/ T.L. Smith
	And Signature of	Name		Signature
Incorporator:
	(attach additional page if	520 PIKE STREET, SUITE 2610	SEATTLE,		WA	98101
	there is more than 1	Address	City		State	Zip Code
incorporation)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
	Acceptance of	The Corporation Trust Company of Nevada
Appointment of
	Resident Agent:	By: /s/ Jack Caskey, ASST VP			01/23/2004
Authorized Signature of R.A. of-On Behalf of R.A. Company
		JACK CASKEY, ASST VP			Date

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State Form 78 ARTICLE 2003

NV001 - 12/15/03 C T System Online	Revised on: 11/21/03

DEAN HELLER Secretary of State 206 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of coporation:
The Medical Exchange, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
1. Article 1 is amended to read that the name of the Corporation is “IDO Security Inc.” 2. Article 3 is amended to read that the total number of shares that the Corporation is authorized to issue is 70,000,000 shares, par value $0.001, and no shares without par value.  Of the 70,000,000 shares, par value $0.001: (a) 50,000,000 million such shares shall be shares of Common Stock; and (b) 20,000,000 million such shares shall be shares of Preferred Stock. The Board of Directors is expressly authorized to issue from time to time all or any shares of Preferred Stock in one or more series, and to fix each for such series such voting powers, full or limited, or no voting powers, and such designations, preferences (including seniority upon liquidation), relative participating, optional or other special rights, redemption rights, conversion privileges and such qualifications, limitations or restrictions thereof, as shall be adopted by the Board of Directors and set forth herein or an amendment hereto providing for the issuance of such series and to the fullest extent as now or hereafter permitted by these Amended and Restated Articles of Incorporation and the laws of the State of Nevada. Unless a vote of any shareholder is required pursuant to the rights of the holders of a series of Preferred Stock, the Board of Directors may from time to time increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)
5.  Officer Signature (required):

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78,385 Amend 2003

This form must be accompanied by appropriate fees	Revised on: 09/29/05

STATE OF NEVADA
ROSS MILLER Secretary of State	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy
March 24, 2008

Job Number:	C20080324-0726
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20080198927-56	Amendment	2 Pages/ 1Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER Secretary of State 206 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz

Filed in the office of	Document Number
20080198927-56
Filing Date and Time
Ross Miller	03/24/2008 9:35 AM
Secretary of State	Entity Number
State of Nevada	C1568-2004

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Important: Read attached instructions before completing this form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation:      IDO SECURITY INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3 is amended to read that the total number of shares that the Corporation is authorized to issue is 120,000,000 shares par value $0.001, and no shares without par value.  Of the

120,000,000 shares, par value $0.001; (a) 100,000,000 such shares shall be shares of Common Stock, and (b) 20,000,000 shares shall be Preferred Stock.  The Board of Directors is expressly authorized to issue from time to time all or any shares of Preferred Stock in one or more series, and to fix for each such series such voting power, full or limited, or no voting power, and such designations, preferences (including seniority upon liquidation), relative participating, optional or other rights, redemption rights, conversion privileges and such qualifications, limitations or restrictions thereof as shall be adopted by the Board of Directors and set forth herein or in an amendment hereto providing for the issuance

(Continued on Attachment)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Majority

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required)

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Nevada Secretary of State AM 78,385 Amend 2003

This form must be accompanied by appropriate fees	Revised on: 09/29/05

ATTACHMENT TO THE CERTIFICATE OF AMENDMENT

of such Series and to the fullest extent as now or hereafter permitted by these Amended and Restated Articles of Incorporation and the laws of the State of Nevada. Unless a vote of any shareholders is required pursuant to the rights of the holders of a series of Preferred Stock, the Board of Directors may from time to time increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series.